Exhibit 3.2

BYLAWS

OF

ZUMIEZ INC.

(Amended and Restated as of May 21, 2014)

ARTICLE I

Definitions

As used in these Bylaws, the following terms shall have the following meanings:

“Article of Incorporation” means the Corporation’s Articles of Incorporation and all amendments as filed with the Washington Secretary of State.

“Agent” means an individual who is or was an Agent of the Corporation or an individual who, while an Agent of the Corporation, is or was serving at the Corporation’s request as a Director, Officer, partner, trustee, Employee, or Agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Agent” includes, unless the context requires otherwise, the spouse, heirs, estate or personal representative of an Agent.

“Board” means the Board of Directors of the Corporation.

“Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company (collectively “excluded persons”), is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding Voting Securities, (defined, for purposes of this Agreement as any securities of the Company that vote generally in the election of Directors) or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new Director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (iii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings), or (iv) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges with the Company in such merger) cease to own their shares or other equity interest in the Company, or (v) in the event of a dissolution or liquidation of the Company, or (vi) the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets, or (vii) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company occurs by tender offer or similar transaction.

“Corporation” means this Corporation, its Subsidiaries, and any domestic or foreign predecessor entity of this Corporation which, in a merger or other transaction, ceased to exist upon the effective date of the transaction.

“Director” means an individual who is or was a Director of the Corporation or an individual who, while a Director of the Corporation, is or was serving at the Corporation’s request as a Director, Officer, partner, trustee, Employee, or Agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A Director is considered to be serving an employee benefit plan at the Corporation’s request if the Director’s duties to the Corporation also impose duties on, or otherwise involve services by, the Director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the spouse, heirs, estate or personal representative of a Director.

“Employee” means an individual who is or was an employee of the Corporation or an individual, while an employee of the Corporation, is or was serving at the Corporation’s request as a Director, Officer, partner, trustee, employee, or Agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Employee” includes, unless the context requires otherwise, the spouse, heirs, estate or personal representative of an employee.

“Electronic Transmission” means an electronic communication not directly involving the physical transfer of a Record in a Tangible Medium that may be retained, retrieved and reviewed by the sender and the recipient, and that may be directly reproduced in a Tangible Medium by the sender and recipient.

“Execute,” “executes,” or “executed” means signed with respect to a Written Record or electronically transmitted along with sufficient information to determine the sender’s identity with respect to an Electronic Transmission.

“Expenses” means all reasonable expenses incurred in connection with a proceeding by or in the right of the Corporation, including fees and expenses of counsel.

“Indemnitee” means an individual made a party to a proceeding because the individual is or was a Director, Officer, Employee, or Agent of the Corporation, and who possesses indemnification rights pursuant to the Articles of Incorporation, these Bylaws, or other corporate action. “Indemnitee” shall also include unless context requires otherwise, the spouse, heirs, estate, and other successors in interest of such individuals.

“Liability” means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a proceeding.

“Officer” means an individual who is or was an Officer of the Corporation or an individual who, while an Officer of the Corporation, is or was serving at the Corporation’s request as a Director, Officer, partner, trustee, Employee, or Agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. “Officer” includes, unless the context requires otherwise, the spouse, heirs, estate or personal representative of an Officer.

“Party” includes an individual who was, is, or is threatened to be named a defendant or respondent in a proceeding.

“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

“Record” means information inscribed on a Tangible Medium or contained in an Electronic Transmission.

“Subsidiary” means any Corporation or other entity that is wholly owned by the Corporation, directly or indirectly.

“Tangible Medium” means a Writing, copy of a Writing, or a physical reproduction, each on paper or on other tangible material that may be transmitted by mail or private carrier.

“WBCA” means Title 23B of the Revised Code of Washington, also known as the Washington Business Corporation Act, now or hereafter in force.

“Written,” or “Writing” means embodied in a Tangible Medium, and excludes an Electronic Transmission.

ARTICLE II

Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held each year on the date and at the time each year, as determined by the Board, for the purpose of electing Directors and transacting other business as may properly come before the meeting. The failure to hold an annual meeting at the time stated in these Bylaws does not affect the validity of any corporate action.

Section 2. Special Meetings. Except as otherwise provided by law or by the Articles of Incorporation of the Corporation, as amended and restated from time to time, special meetings of the shareholders of the Corporation for any purpose or purposes shall be held whenever called by the Board or the Chairperson of the Board.

Section 3. Place of Meetings. Meetings of shareholders shall be held at such place within or without the State of Washington as determined by the Board, pursuant to proper Notice.

Section 4. Notice. Notice of each shareholders’ meeting stating the date, time, and place and, in case of a special meeting, the purpose(s) for which such meeting is called, shall be given by the Corporation not less than ten (10) days (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record entitled to vote at such meeting unless required by law to send notice to all shareholders (regardless of whether or not such shareholders are entitled to vote).

Section 4.1. Type of Notice. Any notice to shareholders required or permitted under these Bylaws, the Articles of Incorporation, or the WBCA shall be provided in accordance with Article IX of these Bylaws.

Section 4.2. Waiver of Notice. A shareholder may waive any notice required to be given by these Bylaws, or the Articles of Incorporation, or the WBCA before or after the date and time of the meeting that is the subject of such notice. A valid waiver is created by any of the following three methods:

(a). by transmission of a Written Record in a form permitted by the WBCA,

(b). by attendance at the meeting in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or

(c). by failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice.

Section 5. Shareholders’ List. The Secretary shall make, beginning ten (10) days prior to the meeting and continuing through the meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each shareholder and the number of shared registered in the name of each shareholder, and must be arranged by voting group, and within each voting group by class or series of shares. The list must be available for inspection at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. Such list shall be available for inspection by any shareholder, a shareholder’s agent or a shareholder’s attorney for any purpose germane to the meeting, during regular business hours, and at the shareholder’s expense, during the period it is available for inspection. The list shall also be produced and available at the meeting or any adjournment, and may be inspected by any shareholder, the shareholder’s agent, or the shareholder’s attorney who is present.

Section 6. Quorum of Shareholders. At any meeting of the shareholders, a majority of all the shares entitled to vote on a matter, represented by shareholders of record in person or by proxy, shall constitute a quorum of that voting group for action on that matter. Once a share is represented at a meeting, other than solely to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 7. Manner of Acting. If a quorum exists, action on a matter, other than the election of Directors which is governed by Article III, Section 3 of these Bylaws, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of the WBCA or of the Articles of Incorporation or of these Bylaws a different vote is required. Subject to the provisions of the laws of the State of Washington, each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of the shareholders shall be entitled to one vote per share, unless otherwise set forth in the Articles of Incorporation.

Section 8. Proxies. Shareholders of record may vote at any meeting either in person or by proxy Executed in any manner permitted under the WBCA. A proxy is effective when received by the person authorized to tabulate votes for the Corporation. A proxy is valid for eleven (11) months unless a longer period is expressly provided in the proxy. A duly Executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person Executing the proxy is present at a meeting of shareholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person Executing the proxy. At each meeting of the shareholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted on under a proxy that has been found to be invalid or irregular.

Section 9. Adjournment. A majority of the shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At such reconvened meeting at which a quorum is present any business may be transacted at the meeting as originally notified. If a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if a new date, time, or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting is or must be fixed in accordance with the WBCA, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

Section 10. Director Nomination Procedures. Nominations for election to the Board must be made by the Board or by a committee appointed by the Board for such purpose or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors. Nominations by shareholders must be preceded by Written Notice received by the Secretary of the Corporation (i) with respect to an election to be held at an annual meeting of the shareholders, not fewer than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the prior year’s annual meeting of shareholders; provided that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made, and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of Directors, the close of business on the seventh (7th) business day following the date on which notice of such meeting is first given to shareholders. Such notification shall contain the written consent of each proposed nominee to serve as a Director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

(a). the name, age, residence, personal address and business address of each proposed nominee and of each such person;

(b). the principal occupation or employment, the name, type of business and address of the Corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

(c). the amount of capital stock of the Corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person;

(d). a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the Corporation will or may be a party; and

(e). any other information concerning the nominee that must be disclosed regarding nominees in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules under such section.

The presiding Officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded. Notwithstanding the foregoing provisions of this Section 9, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 9. The procedures set forth in this Section 9 for nomination for the election of Directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the discretion of the Board or any committee thereof.

Section 11. Proposal Procedures. At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the meeting, business must be:

(a). specified in the Corporation’s notice of meeting (or any supplement thereto),

(b). by or at the direction of the Board, or

(c). by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Section 10, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 10.

For business to be properly brought before any meeting by a shareholder pursuant to clause (c) above of this Section 10, the shareholder must have given timely Written notice to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an annual meeting of the shareholders, not fewer than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the prior year’s annual meeting of shareholders; provided that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting of shareholders and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made, and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of Directors, the close of business on the seventh (7th) business day following the date on which notice of such meeting is first given to shareholders.

A shareholder’s Written notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting:

(a). a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

(b). the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made,

(c). the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made, and

(d). any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 10. The presiding Officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 10, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, a shareholder desiring to include a proposal in the Corporation’s proxy statement must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 10.

Section 12. Action by Shareholders Without a Meeting. Any action that may or is required to be taken at a meeting of shareholders may be taken without a meeting or a vote, pursuant to the provisions of this Section 11.

Section 12.1. Unanimous Written Consent. Action may be taken by unanimous consent if:

(a). one or more consents, each in the form of a Record, describing the action taken are Executed and dated by all the shareholders entitled to vote with respect to the matter, which unless otherwise fixed by the Board shall be the date the first shareholder consent is executed, and

(b). all executed consents are delivered to Secretary within sixty (60) days of the date of the earliest dated consent for filing with the Corporate Records as if it were the minutes of a meeting of the shareholders.

The consents shall be set forth either in an executed Written Record, or if the Corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an executed electronically transmitted Record.

12.2. Effective Date. Unless the consent specifies a later effective date, action taken by consent of the shareholders will effective when consents sufficient to authorize taking the action are in possession of the Corporation.

ARTICLE III

Board

Section 1. Powers of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board, except as otherwise provided in the Articles of Incorporation.

Section 2. Number and Qualifications. The business affairs and property of the Corporation shall be managed by a Board of not less than one (1) Director nor more than thirteen (13) Directors. The number of Directors may at any time be increased or decreased by the Board at any regular or special meeting. No decrease in the number of authorized Directors shall have the effect of shortening the term of any incumbent Director. Unless a Director dies, resigns or is removed, such Director shall hold office until the expiration of the term for which the Director was elected and until such Director’s successor is elected and qualified or until there is a decrease in the authorized number of Directors. Directors need not be shareholders of the Corporation or residents of the State of Washington, but must have reached the age of majority as defined by the State of Washington.

No person shall qualify for service as a Director of the Corporation if he or she is a party to any compensatory, payment or other financial agreement or understanding with any person or entity other than the Corporation, or has received any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a Director of the Corporation; provided that agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy as a Director (but no, for the avoidance of doubt, in connection with service as a Director) and any pre-existing employment agreement a candidate has with his or her employer (not entered into in contemplation of the employer’s investment in the Corporation or such employee’s candidacy as a Director), shall not be disqualifying under this Bylaw.

Section 3. Election—Term of Office. The Directors shall be divided into three (3) groups as nearly as equal in number as possible and shall be known as Class I, Class II and Class III. The terms of the Class I Directors shall next expire at the annual meeting of shareholders held in 2015. The terms of the Class II Directors shall next expire at the annual meeting of shareholders held in 2016. The terms of the Class III Directors shall next expire at the annual meeting of shareholders held in 2017. Thereafter, the terms of the Directors of each class shall be three (3) years, commencing on the date of election and each Director shall hold office until his or her successor is elected and qualified, or until his or her death, resignation or removal. At each annual meeting of shareholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. A nominee for Director in an uncontested election shall be elected if the votes cast in favor of such nominee’s election exceed the votes cast opposing such nominee’s election. The following shall not be votes cast:

(a). a share whose ballot is marked as withheld;

(b). a share otherwise present at the meeting but for which there is an abstention; and

(c). a share otherwise present at the meeting as to which a shareholder gives no authority or direction.

In a contested election, the Directors shall be elected by a plurality of the votes cast. A “contested election” means an election of Directors of the Corporation in which the number of nominees for any election of Directors nominated by:

(a). the Board, or

(b)	any shareholder pursuant to Article 1, Section 10 of these Bylaws, or

(c). a combination of nominees by the Board and any shareholder pursuant to Article I, Section 10 of these Bylaws, exceed the number of Directors to be elected.

A nominee for Director in an election other than a contested election who does not receive the requisite votes for election, but who was a Director at the time of the election, shall continue to serve as a Director for a term that shall terminate on the date that is the earlier of:

(a). ninety (90) days from the date on which the voting results of the election are certified,

(b). the date on which an individual is selected by the Board to fill the office held by such Director, which selection shall be deemed to constitute the filling of a vacancy by the Board, or

(c). the date the Director resigns.

Except in the foregoing sentence, a Director who failed to receive a majority vote for election will not participate in the filling of his or her office. If none of the Directors receive a majority vote in an uncontested election, then the incumbent Directors:

(a). will nominate a slate of Directors and hold a special meeting for the purpose of electing those nominees as soon as practicable, and

(b). may in the interim fill one or more offices with the same Director(s) who will continue in office until their successors are elected.

If, for any reason, the Directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

Section 4. Resignation and Removal.

Section 4.1. Resignation. Any Director of the Corporation may resign from the Board or any committee of the Board at any time by Executing Written notice to the Board, its Chairperson, the Chief Executive Officer, or Secretary of the Corporation. Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date, or an effective date determined upon the happening of an event or events, and unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

Section 4.2. Removal of Directors. The shareholders, at a special meeting called expressly for that purpose, or one of the purposes (in accordance with the procedures set forth in Article II, Section 2), may remove from office one or more Directors, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of Directors.

Section 4.3. Removal of Committee Members. The Board may remove any committee elected or appointed by it by the affirmative vote of the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

Section 5. Vacancies. Unless otherwise provided by law, in case of any vacancy in the Board, including a vacancy resulting from an increase in the number of Directors, the remaining Directors, whether constituting a quorum or not, may fill the vacancy. Newly created Directorships resulting from any increase in the number of Directors, created in accordance with the Bylaws, and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director, and not by the shareholders. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until such Director’s successor shall have been elected and qualified, or until such Director’s earlier death, resignation, disqualification or removal. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

Section 6. Compensation. By resolution of the Board, each Director may be reimbursed for expenses, if any, of attendance at each meeting of the Board, and may be paid a fee for serving as Director, or a fixed sum for attendance at each meeting of the Board, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. No payment for expenses or compensation as a Director or committee member shall preclude any Director or committee member from serving the Corporation in any other capacity and receiving compensation for his or her services.

Section 7. Regular Meetings. Regular meetings of the Board shall be held at such time and place, within or without the State of Washington, and at such date as determined by the Board, and, if so determined, no notice thereof need be given.

Section 8. Special Meetings. Special meetings of the Board, or any committee that has been duly designated by the Board, may be held at any time or place whenever called by the Chairperson, Chief Executive Officer, or two (2) or more Directors, and in case of any special meeting of any committee designated by the Board, by the committee’s chairperson. The person or persons authorized to call special meetings may fix any place, within or without the State of Washington, for holding any special Board or Committee meeting called by such persons. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the Notice of the meeting.

Section 8.1. Notice of Special Meetings. Notice of a special Board or committee meeting shall be given at least two (2) days before the meeting. Notice shall be in the form of Oral Notice, Tangible Medium, or Electronic Transmission and shall be provided in accordance with Article IX of these Bylaws. Notice shall state the place, day, and time of the meeting shall be provided to each Director on the Board or committee, as applicable.

Section 8.2. Waiver of Notice. A Director may waive any notice required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation, or the WBCA, before or after the date and time stated in the notice, and the waiver shall be equivalent to giving notice.

Section 9. Meetings by Communications Equipment. Meetings of the Board or any committee designated by the Board may be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at such meeting.

Section 10. Quorum

Section 10.1 Board. A majority of the members of the Board fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at a Board meeting. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by the Articles of Incorporation, these Bylaws, or the WBCA.

Section 10.2 Committees. A majority of the members composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of the committee. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by the Articles of Incorporation, these Bylaws or the WBCA.

Section 11. Manner of Acting. If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board or committee meeting shall be the act of the Board or the committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the WBCA.

Section 12. Adjournment. A majority of the Directors present, even if less than a quorum, may adjourn a meeting and continue it to a later time. Notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement, shall not be necessary. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

Section 13. Presumption of Assent. A Director of the Corporation who is present at Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

(a). the Director objects at the beginning of the meeting to holding the meeting or transacting business at the meeting;

(b). the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c). the Director shall file written dissent or abstention with the presiding Officer of the meeting before its adjournment or to the Chief Executive Officer, the President or Secretary of the Corporation (or such other person as may be so designated by the Chief Executive Officer, the President or Secretary) within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

Section 14. Committees. The Board, by resolution adopted by a majority of the full Board, may designate from among its members an Executive Committee and one or more other committees, each of which:

(a). must have two (2) or more members;

(b). must be governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, quorum and voting requirements as applied to the Board; and

(c). to the extent provided in such resolution, shall have and may exercise all the authority of the Board, except no such committee shall have the authority to:

(i). Authorize or approve a distribution except according to a general formula or method prescribed by the Board;

(ii). Approve or propose to shareholders action which the WBCA requires to be approved by shareholders;

(iii). Fill vacancies on the Board or on any of its committees;

(iv). Amend the Articles of Incorporation;

(v). Adopt, amend, or repeal the Bylaws;

(vi). Approve a plan of merger not requiring shareholder approval; or

(vii). Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee, or a senior executive Officer of the Corporation, to do so within limits specifically prescribed by the Board.

Section 15. Action by Board or Committees Without a Meeting. Any action that could be taken at a meeting of the Board or any committee created by the Board may be taken without a meeting if one or more consents setting forth the action so taken are executed by all the Directors or by all the members of the committee either before or after the action is taken and delivered to the Corporation, each of which shall be set forth in an Executed Written Record, or if the Corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an Executed electronically transmitted Record. Action taken by consent of Directors without a meeting is effective when the last Director Executes the consent, unless the consent specifies a later effective date. The consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

ARTICLE V

Officers

Section 1. Positions. The Officers of the Corporation shall be a Chief Executive Officer, and may be a President, Chief Financial Officer, Secretary, Treasurer, one or more Vice Presidents, and one or more assistant Officers, as appointed by the Board or by a duly appointed Officer to whom such authority has been delegated by resolution of the Board. No Officer need be a shareholder or a Director of the Corporation. Any two or more offices may be held by the same person.

The Board in its sole discretion may elect a Chair from amongst its members to serve as Chair of the Board, who, when present shall preside at all meetings of the Board and shareholders, unless another Officer is appointed or designated by the Board as chairperson of the meetings and who shall have such other powers as the Board may determine.

Section 2. Appointment and Term of Office. The Officers of the Corporation shall be appointed annually by the Board at the first meeting of the Board held after each annual meeting of the shareholders. If Officers are not appointed at such meeting, such appointment shall occur as soon as possible thereafter. Each Officer shall hold office until a successor shall have been appointed and qualified or until said Officer’s earlier death, resignation, or removal.

Section 3. Powers and Duties. If the Board appoints persons to fill the following Officer positions, such Officer shall have the powers and duties set forth below:

Section 3.1. Chief Executive Officer. The Chief Executive Officer, subject to the direction and control of the Board, shall have general supervision of the business of the Corporation. Unless a Chair of the Board has been elected and is present, the Chief Executive Officer shall preside at meetings of the Board. The Chief Executive Officer, or such other person(s) as are specifically authorized by vote of the Board, shall sign all certificates for shares of the Corporation, bonds, deeds, mortgages, contracts and any other agreements, except when the signing and execution thereof has been expressly delegated by the Board or by these Bylaws to some other Officer or Agent of the Corporation or are required by law to be otherwise signed or executed by some other Officer or in some other manner, and such signature(s) shall be sufficient to bind the Corporation. The Chief Executive Officer shall perform such other duties as the Board shall designate.

In the event of the death of the Chief Executive Officer or a vacancy in the office of the Chief Executive Officer, or his or her inability to act, the Board shall appoint another Officer to perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board, with all powers of and subject to all the restrictions upon the Chief Executive Officer.

Section 3.2. President. The President shall discharge such duties as may be assigned from time to time by the Chief Executive Officer or by the Board.

Section 3.3. Chief Financial Officer. The Chief Financial Officer shall oversee the care and custody of the money, funds and securities of the Corporation, shall account for the same, and shall have and exercise, under the supervision of the Chief Executive Officer, all powers incident to this office.

Section 3.4. Vice President. Each Vice President shall have all powers incident to this office and discharge such duties as may be assigned from time to time to such Vice President by the Chief Executive Officer or by the Board.

Section 3.5. Secretary. The Secretary shall:

(a). prepare minutes of the Board and shareholders’ meetings and maintenance of the Corporation Records and stock registers;

(b). authenticate Records of the Corporation;

(c). see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(d). be custodian of the corporate Records and of the seal of the Corporation (if any), and affix the seal of the Corporation to all documents as may be required;

(e). keep a register of the post office address of each shareholder that shall be furnished to the Secretary by such shareholder;

(f). sign with the Chief Executive Officer, or such other person(s) as are specifically authorized by vote of the Board, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board;

(g). have general charge of the stock transfer books of the Corporation; and

(h). perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board. In the Secretary’s absence, an Assistant Secretary shall perform the Secretary’s duties.

Section 3.6. Treasurer. The Treasurer shall have the care and custody of the money, funds, and securities of the Corporation, shall account for the same, and shall have and exercise, under the supervision of the Board, all the powers and duties commonly incident to this office.

Section 3.7. Assistant Secretary. The Assistant Secretary shall perform such duties and have such powers as from time to time may be assigned them by the Board, the Chief Executive Officer, the President, any Vice President, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the Secretary.

Section 4. Salaries and Contract Rights. The salaries, if any, of the Officers shall be fixed from time to time by the Board, by a Committee designated by the Board, or by any person or persons to whom the Board has delegated authority to set salaries of Officers. No Officer shall be prevented from receiving a salary by reason of the fact that he or she is also a Director of the Corporation. The appointment of an Officer shall not of itself create contract rights.

Section 5. Resignation or Removal. Any Officer of the Corporation may resign at any time by giving Written Notice to the Board. Any such resignation is effective when the notice is delivered, unless the notice specifies a later date, and unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective, and shall be without prejudice to the contract rights, if any, of such Officer. The Board may remove any Officer or Agent appointed by it, with or without cause. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 6. Vacancies. If any office becomes vacant by any reason, the Board may appoint a successor or successors who shall hold office for the unexpired term.

ARTICLE VI

Certificates of Shares and Their Transfer

Section 1. Issuance; Certificates of Shares. No shares of the Corporation shall be issued unless authorized by the Board or by a committee designated by the Board to the extent the committee is empowered to do so. Such authorization shall include the maximum number of shares to be issued, the consideration to be received (which may be stated in terms of a range or minimum), and a statement that the Board considers the consideration to be adequate. Shares may, but need not be, represented by Written certificates. Unless these Bylaws or the WBCA expressly provides otherwise, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates. Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the WBCA and shall state:

(a). the name of the Corporation and that the Corporation is organized under the laws of the State of Washington;

(b). the name of the person to whom issued; and

(c). the number and class of shares and the designation of the series, if any, which such certificate represents.

If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series, and the authority of the Board to determine variations for future series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information without charge on request in Writing. The certificate shall be signed by original or facsimile signature of the President and Chief Executive Officer, and by the Treasurer or the Secretary or any Assistant Secretary of the Corporation, and the seal of the Corporation may be affixed thereto.

Section 2. Transfer of Stock. Subject to restrictions on transfer in the Articles of Incorporation, these Bylaws or other contractual restrictions, if any, shares of stock may be transferred by delivery of the certificate accompanied by either an assignment in Writing on the back of the certificate or by a written power of attorney to assign and transfer the same on the books of the Corporation, signed by the Record holder of the certificate. The shares shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed.

Section 3. Loss or Destruction of Certificates. In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board shall prescribe.

Section 4. Record Date and Transfer Books. For the purpose of determining shareholders who are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If no record date is fixed for such purposes, the date on which notice of the meeting is communicated by any means permitted by the WBCA or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.

Section 5. Voting Record. The Secretary shall make at least ten (10) days before each meeting of shareholders a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address, or, provided such shareholder has consented to receipt of electronic notice pursuant to the WBCA, the electronic address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder or any shareholder’s agent during the whole time of the meeting for the purposes thereof.

ARTICLE VII

Books and Records

Section 1. Books of Accounts, Minutes, and Share Register. The Corporation:

(a). shall keep as permanent Records minutes of all meetings of its shareholders and Board, a Record of all actions taken by the shareholders or Board without a meeting, and a Record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the Corporation;

(b). shall maintain appropriate accounting Records;

(c). shall maintain a Record of its shareholders, in a form that permits preparation of a list of the names and addresses, and electronic addresses for those shareholders who have consented to receipt of electronic notice pursuant to the WBCA, of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; and

(d). shall keep a copy of the following Records at its principal office:

(i). the Articles of Incorporation and all amendments thereto currently in effect;

(ii). the Bylaws and all amendments thereto currently in effect;

(iii). the minutes of all shareholders’ meetings, and Records of all actions taken by shareholders without a meeting, for the past three (3) fiscal years;

(iv). its financial statements for the past three (3) fiscal years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

(v). all written communications to shareholders generally within the past three (3) fiscal years;

(vi). a list of the names and business addresses of its current Directors and Officers; and

(vii). its most recent annual report delivered to the Secretary of State of Washington.

Section 2. Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the Records of the proceedings, resolutions, or votes of the Board or shareholders, when certified by the Chief Executive Officer, the President or Secretary.

Section 3. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 4. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the WBCA or any other applicable law, the provisions of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

Indemnification of Officers, Directors, Employees and Agents

Section 1. Indemnification Rights of Directors and Officers. The Corporation shall indemnify its Directors and Officers to the full extent permitted by applicable law as then in effect against liability arising out of a Proceeding to which such individual was made a party because the individual is or was a Director or an Officer of the Corporation, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action, suit or Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. However, such indemnity shall not apply on account of:

(a). acts or omissions of a Director or Officer finally adjudged to be intentional misconduct or a knowing violation of law;

(b). conduct of a Director or Officer finally adjusted to be in violation of Section 23B.08.310 of the WBCA related to distributions by the Corporation; or

(c). any transaction with respect to which it was finally adjudged that such Director or Officer personally received a benefit in money, property, or services to which the Director or Officer was not legally entitled.

Section 2. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board from time to time, provide indemnification and pay Expenses in advance of the final disposition of a Proceeding to Employees and Agents of the Corporation who are not also Directors or Officers, in each case to the same extent as to a Director with respect to the indemnification and advancement of Expenses pursuant to rights granted under, or provided by, the Act or otherwise.

Section 3. Partial Indemnification. If an Indemnitee is entitled to indemnification by the Corporation for some or a portion of Expenses, liability, or losses actually and reasonably incurred by Indemnitee in an investigation, defense, appeal, or settlement but not, however for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, liabilities or losses to which Indemnitee reasonably incurred in connection therewith.

Section 4. Procedure for Seeking Indemnification and/or Advancement of Expenses.

Section 4.1. Notification and Defense of Claim. Indemnitee shall promptly notify the Chief Executive Officer or Secretary of the Corporation (or such other person as may be so designated by the Chief Executive Officer or Secretary) in Writing of any Proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give the Chief Executive Officer or Secretary (or such other person as may be so designated by the Chief Executive Officer or Secretary) such information and cooperation as the Corporation may reasonably require and as shall be within Indemnitee’s power.

With respect to any such Proceeding as to which Indemnitee has notified the Chief Executive Officer or Secretary (or such other person as may be so designated by the Chief Executive Officer or Secretary):

(a). the Corporation will be entitled to participate therein at its own expense; and

(b). except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. Indemnitee’s consent to such counsel may not be unreasonably withheld.

After notice from the Corporation to Indemnitee of its election to assume the defense, the Corporation will not be liable to Indemnitee under this Article for any Expenses subsequently incurred by Indemnitee in connection with such defense. However, Indemnitee shall continue to have the right to employ its counsel in such Proceeding, at Indemnitee’s expense; and if:

(a). the employment of counsel by Indemnitee has been authorized by the Corporation;

(b). Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense; or

(c). the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, the fees and Expenses of Indemnitee’s counsel shall be at the expense of the Corporation.

The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.

Section 4.2. Information to be Submitted and Method of Determination and Authorization of Indemnification. For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall submit to the Board a sworn Written statement requesting indemnification, including therein such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitutes an “Indemnification Statement”).

Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Corporation shall promptly, and in any event, within sixty (60) calendar days of the final disposition of the Proceeding under which such Indemnitee is seeking indemnification, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless:

(a). within such sixty (60) calendar day period it shall be determined by the Corporation that the Indemnitee is not entitled to indemnification under this Article;

(b). such vote shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and

(c). the Indemnitee shall receive Written notice of such determination, which notice shall disclose with particularity the evidence upon which the determination is based, and may be given in any manner and by any means permitted under the WBCA.

At the election of the Chief Executive Officer, the foregoing determination may be made by either:

(a). the Board by majority vote of a quorum consisting of Directors not at the time parties to the Proceeding;

(b). if a quorum cannot be obtained under (a) above, by majority vote of a committee duly designated by the Board, in which designation Directors who are parties may participate, consisting solely by two or more Directors not at the time parties to the Proceeding;

(c). by special legal counsel:

(i). selected by the Board or its committee in the manner prescribed in (a) or (b) of this subsection; or

(ii). If a quorum of the Board cannot be obtained under (a) of this subsection and a committee cannot be designated under (b) of this subsection, selected by majority vote of the full Board, in which selection Directors who are parties may participate; or

(d). by shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the Proceeding may not be voted on the determination.

Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, shall be subject to judicial review by any court of competent jurisdiction.

Section 4.3. Special Procedure Regarding Advance for Expenses. An Indemnitee seeking payment of Expenses in advance of a final disposition of the Proceeding must furnish the Chief Executive Officer or Secretary of the Corporation (or such other person as may be so designated by the Chief Executive Officer or Secretary), as part of the Indemnification Statement:

(a). a Written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

(b). a Written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.

If the Board determines that indemnification is reasonably likely to be authorized by the Corporation, the Indemnitee’s request for advance of Expenses may, at the discretion of the Board, be granted.

Section 4.4. Settlement. The Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any Proceeding without the Corporation’s Written consent. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s Written consent. Neither the Corporation nor Indemnitee may unreasonably withhold its consent to a proposed settlement.

Section 5. Contract and Related Rights.

Section 5.1. Contract Rights. The right of an Indemnitee to indemnification is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right shall continue as long as the Indemnitee shall be subject to any possible Proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

Section 5.2. Optional Insurance, Contracts, and Funding. The Corporation may:

(a). purchase and maintain insurance, at its expense, to protect itself and any Indemnitee against any liability, whether or not the Corporation would have power to indemnify the individual against the same liability under Section 23B.08.510 or .520 of the WCBA, or a successor statute;

(b). enter into contracts with any Indemnitee in furtherance of this Article and consistent with the WCBA; and

(c). create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

Section 5.3. Severability. If any provision or application of this Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.

Section 5.4. Right of Indemnitee to Bring Suit. If a claim under this Article for indemnification is not paid in full by the Corporation within sixty (60) calendar days of the final disposition of the Proceeding under which an Indemnitee is seeking indemnification, then the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the Expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim. Neither:

(a). the failure of the Corporation (including its Board, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such Proceeding that indemnification or reimbursement or advancement of Expenses to the Indemnitee is proper in the circumstances; nor

(b). an actual determination by the Corporation (including its Board, its shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of Expenses, shall be a defense to the Proceeding or create a presumption that the Indemnitee is not so entitled.

Section 6. Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of these Bylaws to indemnify an Indemnitee with respect to any Proceeding:

Section 6.1. Claims Initiated by Indemnitee. Initiated or brought voluntarily by Indemnitee except with respect to Proceedings brought to establish or enforce a right to indemnification under these Bylaws or any other statute or law or as otherwise required; but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board finds it to be appropriate.

Section 6.2. Lack of Good Faith. Instituted by Indemnitee to enforce or interpret these Bylaws, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous.

Section 6.3. Insured Claims. For which any of the Expenses for which indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of Officers’ and Directors’ liability insurance maintained by the Corporation.

Section 6.4. Prohibited by Law. If the Corporation is prohibited by the WBCA or other applicable law as then in effect from paying such indemnification and/or advancement of Expenses.

Section 7. Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under the Articles of Incorporation, these Bylaws, or any statute, agreement, vote of shareholders or Directors or otherwise.

Section 8. Successors and Assigns. All obligations of the Corporation to indemnify any Director or Officer shall be binding upon all successors and assigns of the Corporation (including any Change of Control, any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law). The Corporation shall not affect any sale of substantially all of its assets, merger, consolidation, or other reorganization, in which it is not the surviving entity, unless the surviving entity agrees in Writing to assume all such indemnification obligations of the Corporation.

ARTICLE IX

Notice

Section 1. Permissible Means of Notice. Any notice to required or permitted shall be provided in accordance with this Section 1 of these Bylaws unless the Articles of Incorporation, Bylaws, or the WBCA prescribe notice requirements inconsistent with this section in which case those requirements govern.

Section 1.1. Oral Notice. Oral Notice may be communicated in person, by telephone, wire or wireless equipment that does not transmit a facsimile of the notice, or by any electronic means that does not create a Record.

Section 1.2. Notice Provided in a Tangible Medium. Notice may be provided in a Tangible medium and may be transmitted by mail or private carrier.

Section 1.3. Notice Provided in an Electronic Transmission. Notice may be provided in an Electronic Transmission and be electronically transmitted.

(a). Consent to Receive Notice by Electronic Transmission. Notice to Directors or shareholders in an Electronic Transmission is effective only with respect to Directors that have consented, in the form of a Record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an Electronic Transmission includes material required or permitted to accompany the Notice by the WBCA or other applicable statue or regulation.

(b). Revocation of Consent to Receive Notice by Electronic Transmission. A Director or shareholder that has consented to receipt of electronically transmitted Notices may revoke the consent by delivering a revocation to the Corporation in the form of a Record. The consent of a shareholder to receive Notice by Electronic Transmission is revoked if the Corporation is unable to electronically transmit two (2) consecutive Notices given by the Corporation in accordance with the consent, and this inability becomes known to the Secretary, the transfer agent, or any other person responsible for giving the Notice. The inadvertent failure by the Corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(c). Posting Notice on an Electronic Network. Notice to Directors or shareholders that have consented to receipt of electronically transmitted Notices may be provided by posting the Notice on an electronic network and delivering to the Director or shareholder a separate Record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

Section 2. Effectiveness of Notice.

Section 2.1. Notice in Person or by Telephone. Oral notice is effective when received by the Director.

Section 2.2. Notice by Wire or Wireless Equipment. Notice given by wire or wireless equipment that does not transmit a facsimile of the notice or by any electronic means that does not create a Record is effective when communicated to the Director or shareholder.

Section 2.3. Notice by Mail. Notice given by mail is effective five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed to the Director or shareholder at his or her address shown on the records of the Corporation.

Section 2.4. Notice by Private Carrier. Notice given by private carrier is effective when dispatched, if prepaid and correctly addressed to the Director or shareholder at his or her address shown on the records of the Corporation.

Section 2.5. Notice by Electronic Transmission. Notice provided by electronic transmission, if in comprehensive form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose or (ii) has been posted on an electronic network and a separate Record of the posting has been delivered to the Director or shareholder together with comprehensive instructions regarding how to obtain access to the posting on the electronic network.

ARTICLE X

Bylaw Disputes

Section 1. Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the King County Superior Court shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any Director, Officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the WBCA, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section.

ARTICLE XI

Amendment of Bylaws

Section 1. By the Shareholders. These Bylaws may be amended, repealed, or new Bylaws may be adopted at any regular or special meeting of the shareholders by an affirmative vote of not less than 66 2/3rds percent of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of Directors voting together as a single class.

Section 2. By the Board. These Bylaws may be amended, repealed, or new Bylaws may be adopted by the affirmative vote of a majority of the Board at any regular or special meeting of the Board. However, the Directors may not modify the Bylaws fixing their qualifications, classifications, or term of office.

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